                                                           EXHIBIT 10(i)(A)(iii)


                              EMPLOYMENT AGREEMENT


         This Agreement ("Agreement") is made this 18th day of May, 1992, between Edward Fruchtenbaum ("Fruchtenbaum") and American Greetings Corporation ("AG" or "Company").

         In consideration of the mutual promises contained herein, the parties agree as follows:

         1. POSITION: As of March 1, 1992, Fruchtenbaum will be employed by AG as the Company's President and Chief Operating Officer. Fruchtenbaum will perform any and all duties commensurate with those positions.

         2. TERM: This Agreement will be in effect for "rolling" three (3) year terms. The initial three (3) year term will commence on March 1, 1992, and will terminate on February 28, 1995; successive three (3) year terms will commence on March 2, 1992, and on each day thereafter, and will terminate three
(3) years from each commencement date.

         3. TERMINATION: It is understood that Fruchtenbaum's employment with AG, whether pursuant to this Agreement or otherwise, is terminable at-will, and may be terminated by either party at any time for any reason or for no reason. This Agreement will end on the date that Fruchtenbaum ends his employment with AG ("Termination Date"). Unless he voluntarily resigns, Fruchtenbaum will continue to receive compensation pursuant to paragraph 4(a) below, at the then current rate, for three (3) years after the Termination Date. As of the Termination Date, Fruchtenbaum will no longer be an employee of AG and will not be entitled to or receive any benefits or privileges of employment, except for those provided herein and those post-employment benefits generally afforded such former employees under AG's then current policies and procedures.

         4. COMPENSATION: During the term of this Agreement, in addition to the other regular benefits offered to Executive Officers (as designated by the AG Board of Directors or otherwise), including but not limited to, the profit sharing, 401-K, stock option and supplemental executive retirement plans, health benefits and life insurance, Fruchtenbaum will receive the following salary and benefits:

             a. Beginning March 1, 1992, Fruchtenbaum will be paid an annual base salary of $350,000.00, less payroll taxes and other withholdings as required by law ("Base Salary"). Such Base Salary may be changed from time to time at the discretion of the AG Board of Directors. Unless Fruchtenbaum voluntarily resigns,

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

the then current Base Salary will be paid for three years from the Termination Date, but Fruchtenbaum will not be eligible for bonuses under subparagraphs 4.b. and 4.c. below. If Fruchtenbaum voluntarily resigns, he will receive no further Base Salary or bonuses under subparagraphs 4.b. and 4.c. below after the Termination Date. AG agrees to promptly compensate Fruchtenbaum for any PRO RATA shortage in Base Salary for the period between March 1, 1992 to the present.

                 b. For each AG fiscal year, March 1 through February 28 ("Fiscal Year") in which AG pays its officers and certain key employees a cash bonus pursuant to the Company's regular Executive Incentive Compensation Plan, Fruchtenbaum will receive such a bonus based upon a target bonus of 40% of his then current annual Base Salary.

                 c. Fruchtenbaum shall further be eligible to receive a cash bonus, if and when paid, under the terms of AG's current three year Special Bonus Plan or other future long-term executive incentive compensation plans for officers and certain key employees, in accordance with its/their terms. If the Special Bonus Plan is not renewed or a similar plan is not instituted at the end of the current three year Special Bonus Plan period, AG agrees to promptly review, but not necessarily act upon, the need for such a bonus as an element of Fruchtenbaum's compensation package.

                 d. 1. On each of February 28, 1993, February 28, 1994, and February 28, 1995, AG will grant Fruchtenbaum 5,000 shares of AG Common Stock, which may be in either Class A or Class B Shares, or any combination thereof, at AG's election ("Shares"). Fruchtenbaum's ownership of each block of 5,000 Shares will vest at the rate of 20% as of the end of each fiscal year, with the first 20% vesting on February 28, 1993, and each succeeding 20% vesting on the last day of each following fiscal year, until each block is 100% vested.

                     2. Beginning on April 12, 1996, and thereafter on the last business day preceding April 15th following the end of each fiscal year ("Grant Date"), AG will annually grant
         Fruchtenbaum 5,000 Shares if the Company, as a whole, has attained its profit goal for the recently ended fiscal year, and 3,000 Shares if it has not. If AG grants 5,000 Shares because it has attained its profit goal for the respective fiscal year, Fruchtenbaum's ownership of such block will vest at the annual rate of 20% over five years, with the first 20% vesting on the Grant Date and each succeeding 20% vesting on each succeeding anniversary of the Grant Date, until the block is 100% vested. If AG grants only 3,000 Shares because it has not attained its profit goal for the respective fiscal year, Fruchtenbaum's ownership of such block will vest at the annual rate of 33-1/3% over three years, with the first 33-1/3% vesting on the Grant Date and each succeeding 33-1/3% vesting on each succeeding anniversary of the Grant Date, until the block is 100% vested.

                 3. The following shall apply to Shares granted pursuant to this subparagraph 4.d.:

                          i)  Declared dividends will be paid on only
         vested Shares.

                         ii) Voting rights will be exercisable on only vested Shares.

                        iii) Subject to applicable state and federal law, including but not limited to Section 16 of the Securities Act of 1934, Shares may be sold or otherwise disposed of at any time on or after they have vested.

                         iv)  If Fruchtenbaum voluntarily resigns his
         employment with AG, all Shares that have been granted, but have not vested, will be forfeited as of the effective date of such resignation.

                          v)  If Fruchtenbaum retires or AG terminates
         Fruchtenbaum's employment, any Shares that have been granted and would otherwise have vested annually at the applicable 20% or 33-1/3% rate, as described above, over the three (3) year period beginning as of the date that Fruchtenbaum retires or AG mails or delivers written notice of termination to Fruchtenbaum, as the case may be ("Notice Date"), shall instead vest as of the Notice
         Date. However, no additional Shares will be granted after the Notice Date, and all granted Shares that would otherwise have vested after such three (3) year period shall be forfeited as of the Notice Date.

                         vi)  If during the term of this Agreement
         Fruchtenbaum dies and his death is not the result of suicide, all Shares that have been granted hereunder will upon his death immediately vest in favor of his estate.

                        vii)  If during the term of this Agreement
         Fruchtenbaum becomes totally and permanently disabled, as determined by AG's then current disability insurance carrier, and such disability is not self-inflicted ("Disability Date"), all Shares that have been granted hereunder will immediately vest on the Disability Date, and no further Shares will be granted. The Shares

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

         Fruchtenbaum is entitled to receive under this subparagraph 4.d.3.vii) are in addition to any and all disability benefits he would otherwise be entitled to receive as an AG Executive Officer.

         5. CONFIDENTIAL AND TRADE SECRET INFORMATION: Fruchtenbaum acknowledges that in the course of his employment with AG he has and will have access to confidential information and trade secrets ("Confidential Information"), misuse or disclosure of which would adversely affect AG's business. Fruchtenbaum agrees that he will not, either during his employment with AG or at any time thereafter, use for himself or others, or disclose or convey to others (except as is necessary in the ordinary course of his employment) any of AG's Confidential Information. Confidential Information shall include documents so marked, as well as any other information, oral or written, which a reasonable person would believe to be confidential to or a trade secret of AG. This paragraph shall not prohibit disclosure of information which has become public, unless it became public through Fruchtenbaum's breach of this Agreement.

         6. NON-COMPETITION: In consideration of AG's agreement to employ Fruchtenbaum under the terms of this Agreement, Fruchtenbaum agrees that he will not for the following periods engage anywhere in the United States or Canada, directly or indirectly, in any business activities, either as principal, agent or consultant or through any corporation, firm or organization in which he may be an officer, director, employee, substantial shareholder, partner, member or be otherwise affiliated that are in competition with AG's businesses at such time: (i) for the period of his employment hereunder; (ii) if Fruchtenbaum voluntarily resigns his employment with AG or retires, for three (3) years thereafter; or (iii) if AG terminates Fruchtenbaum's employment with AG, for three (3) years thereafter.

         7. CONFLICT OF INTEREST: Fruchtenbaum represents and warrants that he has no interest or obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit or impair his performance of any part of this Agreement.

         8.     MISCELLANEOUS:

                 a. This Agreement constitutes the entire understanding between Fruchtenbaum and AG relating to the subject matter contained herein and this Agreement supersedes any previous oral or written agreement(s) and understandings. This Agreement may not be changed, modified, or altered without the express written consent of Fruchtenbaum and AG.


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

                 b. Either party's failure to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive the other part of his/its rights thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                 c. If any part or section of this Agreement is found to be contrary to law or unenforceable, the remainder shall remain in force and effect.

                 d. This Agreement will be governed by and construed in accordance with the law of the State of Ohio. Any disputes that cannot be resolved amicably shall be resolved by binding arbitration in Cleveland in accordance with applicable rules of the Center for Public Resources, or if the Center for Public Resources' facilities are not available, the rules of the American Arbitration Association.

                 e. Upon Fruchtenbaum's termination, regardless of the reason, Fruchtenbaum will promptly surrender to AG any of its property in Fruchtenbaum's possession including, but not limited to, all correspondence, memoranda, notes, records, reports, plans, computer printouts, reproductions, slides, and any other papers or items, and copies of papers and other items, received or made by Fruchtenbaum in connection with his employment with AG.

         9. REVIEW BY ADVISORS. Fruchtenbaum acknowledges that he has had ample opportunity to consult with his legal and financial advisors, has carefully considered this Agreement, and fully understands its provisions. He has not relied on any other representations or statements, written or oral.

         10. SURVIVAL. The following paragraphs shall survive the expiration or termination of this Agreement: 3.; 4.a.; 4.d.3.i.), ii) and iii) as they apply under 4.d.3.v); 4.d.3.v); 4.d.3.vi); 4.d. 3.vii); 5.; 6.; 7.;
8.d.; and 8.e.


AMERICAN GREETINGS CORPORATION              EDWARD FRUCHTENBAUM


BY: /s/ Morry Weiss                         /s/ Edward Fruchtenbaum
    --------------------------              --------------------------


NAME:   MORRY WEISS
     -------------------------


TITLE:  CHAIRMAN & CEO                      DATE:  5/26/92
      ------------------------                   ---------------------


DATE:           6/10/92
      ------------------------

                                AMENDMENT NO. 1


The Employment Agreement entered into between Edward Fruchtenbaum ("Fruchtenbaum") and American Greetings Corporation ("AG" or "Company") on May 18, 1992 ("Agreement"), is hereby amended effective March 1, 1993, by deleting paragraphs 4(d)(1) and 4(d)(2) in their entirety and replacing them with the following paragraphs number 4(d)(1), 4(d)(2), 4(d)(3), and 4(d)(4) and renumbering original paragraph 4(d)(3) as 4(d)(5), including each reference in paragraph 10 of the Agreement to original paragraph 4(d)(3):

4(d)(1).            On February 28, 1993, AG granted Fruchtenbaum 5,000 Class A shares of AG Common Stock, on June 1, 1993, AG will grant Fruchtenbaum an additional 10,000 shares of AG Common Stock, which may be in either Class A or Class B Shares, or any combination thereof, at AG's election ("Shares") (collectively the "1993 Grant"). Fruchtenbaum's ownership of the 1993 Grant will vest as set forth in attached Schedule "A".

4(d)(2).            (i)     On February 29, 1996, and on each third anniversary
thereafter during the term of the Agreement, beginning on February 28, 1999, AG will grant Fruchtenbaum a block of 15,000 Shares, which may be in either Class A or Class B Shares, or any combination thereof at AG's election ("Shares") and which, except as set forth in subparagraph 4(d)(2)(ii) below and attached

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
Schedule "C", will vest as set forth in attached Schedule "B" so long as the Agreement is in effect.

4(d)(2)(ii).        For each block of 15,000 Shares granted under subparagraph
4(d)(2)(i), up to 6,000 Shares will expire in increments of 2,000 Shares each at the close of each fiscal year, beginning with the Fiscal Year ending
February 29, 1996, and at each fiscal year end thereafter during which the Agreement is in effect, in which the Company, as a whole, has not attained its profit goal for the then ended fiscal year. Therefore, beginning with the Fiscal Year ending February 29, 1996, 2,000 Shares that would have otherwise vested 1,000 Shares on each of the last business days preceding April 15, 1999, and April 15, 2000, will expire retroactively to February 29, 1996, if the Company, as a whole, has not attained its profit goal for the fiscal year ending February 26, 1996. For purposes of example only, attached Schedule "C" sets forth the applicable vesting for the block of 15,000 Shares that will be granted on February 29, 1996, if the Agreement is then in effect, in the event the Company, as a whole, has not attained its profit goal for one or more of the Fiscal Years ending February 29, 1996, February 28, 1997 and February 28, 1998.

4(d)(3).            The vesting of Shares set forth in subparagraphs 4(d)(1)
and 4(d)(2) above, including attached Schedules "A" and "B", are cumulative and overlap, so that by way of example only, the Shares will vest cumulatively as set forth in attached Schedule "D" so long as the Agreement is in effect.


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
4(d)(4).            AG will provide Fruchtenbaum with certain registration
rights in connection with the Stock granted pursuant to subparagraphs 4(d)(1) and 4(d)(2) above.


AMERICAN GREETINGS CORPORATION          EDWARD FRUCHTENBAUM

By: Morry Weiss                         Edward Fruchtenbaum
    --------------------------          ----------------------------

Name:                                   Date:  8/7/93
      ------------------------               -----------------------

Title:  Chairman - CEO
      ------------------------

Date:   8-17-93
      ------------------------


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
                                  SCHEDULE "A"




The 15,000 Shares granted pursuant to the 1993 Grant, will vest as follows:

            February 28, 1993           -               1,000 Shares

            March 1, 1994               -               2,000 Shares

            March 1, 1995               -               3,000 Shares

            March 1, 1996               -               3,000 Shares

            March 1, 1997               -               3,000 Shares

            March 1, 1998               -               2,000 Shares

            March 1, 1999               -               1,000 Shares


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





                                  SCHEDULE "B"

Each block of 15,000 Shares granted under subparagraph 4(d)(2) of Amendment No. 1 to the Agreement will vest as follows:

            April, 1996,1               -               1,000 Shares
            and every three years thereafter

            April, 1997,                -               2,000 Shares
            and every three years thereafter

            April, 1998,                -               3,000 Shares
            and every three years thereafter

            April, 1999,                -               3,000 Shares2
            and every three years thereafter

            April, 2000,                -               3,000 Shares
            and every three years thereafter

            April, 2001,                -               2,000 Shares
            and every three years thereafter

            April, 2002,                -               1,000 Shares
            and every three years thereafter





                 ____________________

               1 The exact date in this and each following year will be the last business day preceding April 15th.

               2 Beginning with April, 1999 and continuing for the term of the Agreement, this Schedule "C" assumes the Company has made its profit goal in all applicable fiscal years and subparagraph 4(d)(2)(i) is therefore not applicable.


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




                                  SCHEDULE "C"



By way of example, the following shows the effect of subparagraph 4(d)(2)(i) on the block of 15,000 Shares granted on the last business day preceeding April
15, 1996, in the event the Company, on a whole, (i) has not made its profit goal for the Fiscal Year ended February 28, 1996; (ii) has not made its profit goals for the Fiscal Years ended February 28, 1996, and February 28, 1997;
(iii) has not made its profit goals for the Fiscal Years ended February 28, 1996, February 28, 1997, and February 28, 1998.




                                     Failure to                 Failure to                 Failure to
                                     Make Goal                   Make Goal                  Make Goal
                                     F.Y. 1996                     F.Y.                       F.Y.
                                                                 1996/1997                 1996/1997/
                                                                                               1998
  April, 1996                          1,000                       1,000                      1,000

  April, 1997                          2,000                       2,000                      2,000

  April, 1998                          3,000                       3,000                      3,000

  April, 1999                          2,000                       2,000                      2,000

  April, 2000                          2,000                       1,000                      1,000

  April, 2001                          2,000                       1,000                       ---

  April, 2002                          1,000                       1,000                       ---


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





                                  SCHEDULE "D"


By way of example only, and without limiting Fruchtenbaum's rights under subparagraphs 4(d)(1) and 4(d)(2)*, so long as the Agreement is in effect, the vesting set forth in Schedules "A" and "B" will be cumulative as shown below:



<Caption
          Feb       March    March         March/        March/       March/        March/         April         April        April
          1993       1994     1995         April         April         April         April         2000          2001          2002
                                            1996          1997         1998          1999

  1993   1,000      2,000    3,000         3,000         3,000         2,000         1,000
  Grant

  April                                    1,000         2,000         3,000         3,000         3,000         2,000        1,000
  1996
  Grant

  April                                                                              1,000         2,000         3,000        3,000
  1999
  Grant


*It is expressly understood that so long as the Agreement is in effect, Fruchtenbaum will continue to receive a grant of 15,000 Shares every three (3) years pursuant to subparagraph 4(d)(2) and that subparagraph 4(d)(2)(i) applies to each such grant.

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
                                AMENDMENT NO. 2



In order to reflect the split of American Greetings Corporation ("AG") Common Stock which occurred on September 10, 1993, the Employment Agreement entered into between Edward Fruchtenbaum ("Fruchtenbaum") and AG on May 18, 1992, as amended by Amendment No. 1 on June 1, 1993 ("Agreement") is hereby amended by doubling (i) each grant of AG Common Shares ("Shares") made pursuant to the terms of the Agreement on or after September 10, 1993; (ii) the number of Shares vested upon each event of vesting of Shares occurring pursuant to the terms of the Agreement on or after September 10, 1993; and (iii) the number of shares expired upon each event of expiration of Shares occurring pursuant to the terms of the Agreement on or after September 10, 1993.


AMERICAN GREETINGS CORPORATION          EDWARD FRUCHTENBAUM

By: Morry Weiss                         Edward Fruchtenbaum
    --------------------------          ----------------------------

Name:                                   Date:  11/29/93
      ------------------------               -----------------------

Title: Chairman - CEO
      ------------------------

Date:  10-29-93
      ------------------------


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
                                AMENDMENT NO. 3


The Employment Agreement entered into between Edward Fruchtenbaum
("Fruchtenbaum") and American Greetings Corporation ("AG" or "Company") on May 18, 1992 as amended ("Agreement"), is hereby amended effective September 11, 1993, by adding paragraph 4(d)(6) as follows:

   4(d)(6). All numbers of shares referred to in paragraphs 4(d)(2) and 4(d)(3) above, including all Schedules thereto, will be adjusted to reflect any future adjustments in the price and in the number or kind of shares resulting from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company,
   (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

AMERICAN GREETINGS CORPORATION          EDWARD FRUCHTENBAUM

By: Morry Weiss                         Edward Fruchtenbaum
    --------------------------          ----------------------------

Name:                                   Date:  3/1/94
      ------------------------               -----------------------

Title: Chairman - CEO
      ------------------------

Date:  3/2/94
      ------------------------

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